SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 2, 2002

Date of Report
(Date of earliest event reported)

rStar Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27029	91-1836242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 200
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (954) 858-1600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

This Form 8-K/A amends the Form 8-K of rStar Corporation filed on August 19, 2002, by adding Item 7(a), financial statements of business acquired and Item 7(b), pro forma financial information, in accordance with Item 7 of Form 8-K.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)           FINANCIAL STATEMENTS OF BUSINESSESS ACQUIRED.

Statement of assets to be acquired and liabilities to be assumed of StarBand Latin America (Holland) B.V. (the “Company”) as of June 30, 2002 (unaudited), December 31, 2001 and 2000 and the related statement of revenues and direct costs and operating expenses for the periods then ended.

(b)           PROFORMA FINANCIAL STATEMENTS.

Pro Forma Condensed Consolidated Balance Sheets of rStar and StarBand Latin America (Holland ) B.V. as of June 30, 2002(unaudited) and Pro Forma Condensed  Consolidated Income statements for the six months ended June 30, 2002(unaudited) and for the year ended December 31, 2001.

(c) EXHIBITS.

2.1(a)

Second Amended and Restated Acquisition Agreement among Gilat To Home Latin America (Holland) N.V., rStar Corporation and Gilat Satellite Networks Ltd. dated as of December 31, 2001 (incorporated by reference to Exhibit 2.1 to the Gilat Satellite Networks Ltd. Form F-4/A (333-71422) filed on January 15, 2002).

2.1(b)	Closing Agreement dated as of August 2, 2002 among Gilat To Home Latin America (Holland) N.V., rStar Corporation and Gilat Satellite Networks Ltd.*

2.1(c)

Master Agreement dated as of August 1, 2002 among StarBand Latin America (Holland) B.V., Gilat To Home Latin America (Holland) N.V., Gilat To Home Latin America, Inc. and Gilat Satellite Networks Ltd. (incorporated by reference to Exhibit 10.1 to the Gilat Satellite Networks Ltd. Form F-4/A (333-71422) filed on October 11, 2001).

3.1.	Fourth Amended and Restated Certificate of Incorporation of rStar Corporation. *

3.2	Amended Bylaws of rStar Corporation.*

23.1	Consent of KPMG Accountants N.V.

99.1	Press Release of rStar dated August 5, 2002 announcing the consummation of the merger. *

* - Previously filed.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation

Date:	10/23/02	By:	/s/ Giora Oron
Name: Giora Oron
Title: Chief Executive Officer

3

EXHIBIT INDEX

Exhibit Number	Description

2.1(a)

Second Amended and Restated Acquisition Agreement among Gilat To Home Latin America (Holland) N.V., rStar Corporation and Gilat Satellite Networks Ltd. dated as of December 31, 2001 (incorporated by reference to Exhibit 2.1 to the Gilat Satellite Networks Ltd. Form F-4/A (333-71422) filed on January 15, 2002).

2.1(b)	Closing Agreement dated as of August 2, 2002 among Gilat To Home Latin America (Holland) N.V., rStar Corporation and Gilat Satellite Networks Ltd.*

2.1(c)

Master Agreement dated as of August 1, 2002 among StarBand Latin America (Holland) B.V., Gilat To Home Latin America (Holland) N.V., Gilat To Home Latin America, Inc. and Gilat Satellite Networks Ltd. (incorporated by reference to Exhibit 10.1 to the Gilat Satellite Networks Ltd. Form F-4/A (333-71422) filed on October 11, 2001).

3.1.	Fourth Amended and Restated Certificate of Incorporation of rStar Corporation.*

3.2	Amended Bylaws of rStar Corporation.*

23.1	Consent of KPMG Accountants N.V.

99.1	Press Release of rStar dated August 5, 2002 announcing the consummation of the merger.*

* - Previously filed.

4

Item 7. (A) and (B)

FINANCIAL STATEMENTS OF RSTAR CORPORATION

INDEX TO FINANCIAL STATEMENTS

rSTAR CORPORATION

Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2002(unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2002 (unaudited)

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2001 (unaudited)

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

STARBAND LATIN AMERICA (HOLLAND) B.V.

Independent Auditors’ Report

Statement of Assets to be Acquired and Liabilities to be Assumed as of June 30, 2002(unaudited), December 31, 2001 and 2000

Statement of Revenues and Direct Costs and Operating Expenses for the years ended December 31, 2001 and 2000 and for the six months ended June 30, 2002(unaudited) and 2001(unaudited)

Notes to Statements

PRO FORMA FINANCIAL INFORMATION

The following pro forma condensed consolidated statements of operations are set forth herein to give effect to the acquisition of StarBand Latin America (Holland) B.V. (“StarBand Latin America” or the “Company”) by rSTAR Corporation (“rStar”) as if such acquisition had occurred as of the beginning of each period presented by combining the Statements of Operations of (i) rStar for the six months ended June 30, 2002 and the year ended December 31, 2001 with the Statement of Revenues and Direct Costs and Operating Expenses of StarBand Latin America for the six months ended June 30, 2002 and the year ended December 31, 2001 and  (ii) the rStar Balance Sheet as of June 30, 2002 and StarBand Latin America Statement of Assets to be Acquired and Liabilities to be Assumed as of June 30, 2002.

The pro forma condensed consolidated statements of operations are provided for illustrative purposes only and are not necessarily indicative of the combined results of operations that would have been reported on a historical basis, nor do they represent a forecast of the combined future results of operations for any future period. All information contained herein should be read in conjunction with the Financial Statements and the notes thereto of and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in rStar Corporation’s annual report filed on Form 10K for the year ended December 31, 2001 and Form 10Q for the six months ended June 30, 2002, which have been incorporated by reference herein and the statements and notes thereto of StarBand Latin America included herein.

rSTAR CORPORATION

Unaudited Pro Forma Condensed

Consolidated Balance Sheets as of June 30, 2002

(In thousands)

	RSTAR Corporation June 30, 2002	StarBand Latin America (Holland) B.V. June 30, 2002	Pro Forma Adjustments		Pro Forma As Adjusted	Adjustment for exchange offer		Pro Forma as adjusted for exchange offer
ASSETS
Current assets:
Cash and cash equivalents	$26,486	$—			$26,486	$(10,000)		$16,486
Restricted cash	—	1,848			1,848			1,848
Accounts receivable, net	88	—			88			88
Tax receivable	—	2,248			2,248			2,248
Inventory	—	5,098			5,098			5,098
Net assets of discontinued operations	190	—			190			190
Prepaid expenses and other current assets	703	1,141			1,844			1,844
Total current assets	27,467	10,335			37,802			27,802
Equipment, net	944	16,923			17,867			17,867
Restricted cash	—	3,081			3,081			3,081
Other assets	300	514			814			814
Total assets	$28,711	$30,853			$59,564			$49,564
Liabilities and stockholders equity:
Current liabilities:
Account payable	1,229	1,527			2,756			2,756
Accrued expenses and other liabilities	1,143	1,105			2,248			2,248
Taxes payable	—	849			849			849
Accrued compensation and related expenses	250	—			250			250
Deferred revenue	—	2,158			2,158			2,158
Current portion of capital lease obligations	1,049	1,848			2,897			2,897
Due to related parties, net	—	12,251	(12,251	)A	—			—
Other current liabilities	—	1,413			1,413			1,413
Total current liabilities	3,671	21,151			12,571			12,571
Capital lease obligations, less current portion	—	3,081			3,081			3,081
Deferred revenue	—	946			946			946
Other long-term liabilities	—	1,874			1,874			1,874
Total liabilities	3,671	27,052			18,472			18,472
Stockholders Equity:
Net assets to be acquired	—	3,801	12,251	A	—			—
			(16,052	)B
Convertible preferred stock, $0.01 par value 5,000,000 shares authorized, none issue and outstanding at June 30, 2002	—	—			—			—
Common Stock, $0.01, 200,000,000 shares authorized, 63,802,563 shares issued and outstanding at June 30, 2002	638	—	431	B		1,069		1,069
Additional paid in capital	225,828	—	(431	)B	241,449			241,449
			16,052	B
Deferred stock compensation	(34)	—	—		(34)			(34)
Notes receivable from stockholders	(6,500)	—	—		(6,500)			(6,500)
Treasury Stock	—	—	—		—	(10,000	)E	(10,000)
Accumulated Deficit	(194,892)	—			(194,892)			(194,892)
Total Stockholders equity	25,040	3,801			41,112			31,082
Total Liabilities and stockholders equity	$28,711	$30,853			$59,564			$49,564

rSTAR CORPORATION

Unaudited Pro Forma Condensed

Consolidated Statement of Operations

For the Six Months Ended June 30, 2002

(In thousands)

	rSTAR Corporations Six Months Ended June 30, 2002	StarBand Latin America (Holland) B.V. Six Months Ended June 30, 2002	Pro Forma Adjustments		Pro Forma As Adjusted	Adjustment for exchange offer		Pro Forma as adjusted for exchange offer

Revenues	$46	$5,669			$5,715			$5,715

Operating expenses:
Cost of revenues	152	6,713			6,865			6,865
Selling and marketing expenses	866	334			1,200			1,200
General and administrative expenses	2,715	1,625			4,340			4,340
Research and development	373	—			373			373
Depreciation and amortization	913	2,338			3,251			3,251
Total operating expenses	5,019	11,010			16,029			16,029

Operating loss	(4,973)	(5,341)			(10,314)			(10,314)

Other income (expense):
Interest expense	(406)	—			(406)			(406)
Interest income	225	—	(125	)D	100			100
Other income	111	—			111			111
	(70)				(195)			(195)
Loss from continuing operations before provision (benefit) for income taxes	(5,043)	(5,341)			(10,509)			(10,509)
Provision (benefit) for income taxes	—	—			—			—
Net loss from continuing operations	$(5,043)	$(5,341)			$(10,509)			$(10,509)
Pro forma net loss per common share-basic and dilutive from continuing operations	$(0.08)	—			$(0.10)			$(0.10)
Pro forma weighted average shares outstanding	63,703	—	43,103	F	106,806	(2,527	)F	104,279

rSTAR CORPORATION

Unaudited Pro Forma Condensed

Consolidated Statement of Operations

For the Year Ended December 31, 2001

(In thousands)

	rSTAR Corporation Year Ended December 31, 2001	StarBand Latin America (Holland) B.V. Year Ended December 31, 2001	Pro Forma Adjustments		Pro Forma As Adjusted	Adjustment For Exchange offer		Pro Forma as adjusted for exchange offer

Revenues	$—	$9,874			$9,874			$9,874

Operating expenses:
Cost of revenues	—	10,267			10,267			10,267
Selling and marketing expenses	2,988	994			3,982			3,982
General and administrative expenses	5,656	3,156			8,812			8,812
Research and development	2,619	—			2,619			2,619
Depreciation and amortization	2,133	1,900			4,033			4,033
Total operating expenses	13,396	16,317			29,713			29,713

Operating loss	(13,396)	(6,443)			(19,839)			(19,839)

Other income (expense):
Interest expense	(2,253)	—	904	C	(1,349)			(1,349)
Interest income	1,616	—	(454	)D	1,162			1,162
Other income (expense)	(1,078)	—			(1,078)			(1,078)
	(1,715)	—			(1,265)			(1,265)
Loss from continuing operations before provision for income taxes	(15,111)	(6,443)			(21,104)			(21,104)
Provision (benefit) for income taxes	—	—			—			—
Loss from continuing operations	$(15,111)	$(6,443)			$(21,104)			$(21,104)

Pro forma net loss per common share—basic and dilutive from continuing operations	$(0.27)	—			$(0.20)			$(0.20)
Pro forma weighted average shares outstanding	56,068	—	63,560	F	106,663	(2,527	)F	104,136

Notes to unaudited pro forma condensed consolidated statements of operations

Note 1.   The unaudited pro forma condensed consolidated statements of operations, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of rStar Corporation (“rStar”) and the financial statements of StarBand Latin America (Holland) B.V. (“StarBand Latin America”) for the indicated periods. The unaudited pro forma condensed consolidated statements of operations do not reflect activity subsequent to the periods presented and therefore does not reflect a projection of future results nor does it anticipate cost reductions or other synergies that may result from the combination.

Note 2.   rStar’s statement of operations for the year ended December 31, 2001 has been combined with StarBand Latin America’s statement of revenues and direct costs and operating expenses for the year ended December 31, 2001. Additionally, rStar’s statement of operations for the six months ended June 30, 2002 and balance sheet as of June 30, 2002 has been combined with StarBand Latin America statement of revenues and direct costs and operating expenses for the six months ended June 30, 2002 and statement of assets to be acquired and liabilities to be assumed as of June 30, 2002, respectively. The purpose of combining the two companies is for the presentation of unaudited pro forma condensed consolidated statements of operations and balance sheets only.

Note 3.    The unaudited pro forma net loss per share is based on the weighted average number of common shares of the rStar’s Common Stock outstanding during the periods presented after giving effect to the acquisition.

Note 4.   Certain reclassifications have been made to the StarBand Latin America’s statements to conform to rStar’s presentation.

Note 5.   The following pro forma adjustments are reflected in the unaudited pro forma condensed consolidated statements of operations:

A.            In accordance with the acquisition agreements certain assets and liabilities are excluded from the acquisitions.These assets are primarily related to an activity that is not part of the StarBand business plan. The net loss from these carved out activities was approximately $63,000 for the six months ended June 30, 2002 as compared to income $2,947,000 for the six months ended June 30, 2001. For the years ended December 31, 2001 net loss was $2,759,000 compared with a loss of $4,163,000 for the year ended December 31, 2000.

Debts due to related parties are expected to be eliminated either through payment with existing cash or upon collection of accounts receivables or liquidation of other excluded assets. As of the closing Gilat was not able to remove certain assets and liabilities from these entities and as such has left a related party debt equal to such excess assets. It is the intention of Gilat to re-capitalize or forgive any such debts in excess of excluded assets.  The table below reflects the assets and liabilities, which are not included in the acquisition and thus has been removed from the statement of assets acquired and liabilities assumed.

(Amounts in Thousands)	June 30,
2002

Assets
Cash and cash equivalents	$3,079
Accounts receivable, net	24,121
Inventory	3,768
Other current assets	—
Equipment, net	—
Long term receivables	6,891
Total assets	$37,859
Liabilities
Accounts payable	$6,060
Accrued expenses	1,107
Loans payable	635
Other long term liabilities	2,583
Due to Gilat	37,728
Deferred taxes payable	—
Long term debt	1,997
Total liabilities	50,110
Liabilities to be re-capitalized or forgiven	(12,251)
Adjusted total liabilities	$37,859

B.            In April 2001, Gilat Satellite Networks Ltd. (“Gilat”) announced a series of planned transactions, which together with prior tender offers resulted in Gilat obtaining control of rStar.  On May 21, 2001, Gilat exchanged $45 million dollars of debt that rStar had with Spacenet, Inc. a wholly owned subsidiary of Gilat for 19,396,552 shares of rStar common stock. In accordance with the Second Amended and Restated Acquisition Agreement executed on December 31, 2001 and ratified in the Closing agreement dated August 2, 2002, rStar issued 43,103,448 shares of common stock in exchange for all the outstanding stock of StarBand Latin America, an indirect wholly owned subsidiary of Gilat. As a result, Gilat now indirectly owns 85% of rStar subsequent to these transactions and the tender offer discussed below.  As Gilat is the controlling shareholder of both rStar and StarBand Latin America the acquisition has been accounted for as a combination between entities under common control in accordance with APB 16.As such no goodwill will result from the transaction and historical amounts will carryforward subsequent to the transaction.

C.            Represents the elimination of interest expense relating to the related party debt that was cancelled as described in footnote G.

D.            Represents the elimination of interest income on the cash component of the exchange offer as described in footnote E.

E.             In connection with the acquisition agreement, rStar tendered 6,315,789 shares from the rStar common shareholders in exchange for .0738 of an ordinary share of Gilat for each share of rStar Common Stock and cash $1.58 per share. The amount was determined based on a formula as shown below, which was based on the average trading price of Gilat’s stock for the 10 trading period ending 5 days prior to the expiration of the offer.   Below is an example of this formula assuming the maximum 29% conversion and the most recent trading price of Gilat’s common stock:

Formula

The average trading price for the 10 trading days pior to the closing of the tender offer date of August 2, 2002 was $0.72 therefore the cash consideration, in the aggregate, equals = [($6,000,000 + (($12 minus $0.72) * (466,105))] = $11,257,664. The aggregate value of the cash consideration was limited, by the agreement to be no more than $10 million or $1.58 per share.

In addition, rStar exchanged 3,789,473 shares of rStar of the tendered shares with Gilat for 466,105 Gilat ordinary shares in order to provide for the Gilat stock consideration for the exchange offer, as described above.

F.             The weighted average shares (in thousands) outstanding of used to in the pro forma was calculated as follows:

(In 1000’s of shares)	December 31 2001	June 30, 2002
Weighted average shares outstanding of rStar	56,068	63,703
Weighted average affect of the cancellation of related party debt (See note G)	7,492	—
Share issued in acquisition (See note B)	43,103	43,103
Pro Forma weighted average shares outstanding of rStar	106,663	106,806

Net shares tendered in exchange offer (See Note E)	(2,527)	(2,527)
Pro forma weighted average share outstanding subsequent to the tender offer	104,136	104,279

G.            On May 21, 2001, rStar issued 19,396,552 shares of rStar common stock to a controlled affiliate of Gilat in exchange for the cancellation of $45,000,000 in debt with Spacenet, Inc. a wholly owned subsidiary of Gilat. The pro forma weighted average shares have been adjusted as if this transaction has occurred as of January 1, 2000.

Independent Auditors’ Report

Board of Directors

StarBand Latin America (Holland) B.V.

We have audited the accompanying statement of assets to be acquired and liabilities to be assumed of StarBand Latin America (Holland) B.V. (the “Company”) as of December 31, 2001 and 2000 and the related statement of revenues and direct costs and operating expenses for the years then ended. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8K/A of rStar Corporation and on the basis of presentation described in Notes 1 and 2 to the statements. The accompanying statements present the assets to be acquired and the liabilities to be assumed and the related statement of revenues and direct costs and operating expenses of the Company and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Company. The statements are not necessarily indicative of the financial position or results of operations that would be reported by the Company on a stand-alone basis.

In our opinion, the accompanying statements present fairly, in all material respects, the assets to be acquired and the liabilities to be assumed of StarBand Latin America (Holland) B.V. at December 31, 2001 and 2000, and the revenues and direct costs and operating expenses for the year then ended, on the basis described in Notes 1 and 2, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the statements, the Company restated its statement of assets to be acquired and liabilities to be assumed as of December 31, 2000 and the related statements of revenues and direct costs and operating expenses for the year then ended.

KPMG Accountants, N.V.

Amstelveen, the Netherlands

October 18,  2002

StarBand Latin America (Holland) B.V.

Statement of Assets to be Acquired and Liabilities to be Assumed

(Amounts in Thousands)

	June 30,	December 31,
	2002	2001	2000
	(Unaudited)
Assets to be Acquired
Current assets:
Restricted cash	$1,848	$1,885	$—
Taxes receivable	2,248	2,390	460
Inventory	5,098	5,048	—
Other current assets	1,141	914	729
Total current assets	10,335	10,237	1,189

Property and equipment, net	16,923	20,036	9,073
Restricted cash	3,081	3,338	—
Other assets, net	514	—	—
Total assets	$30,853	$33,611	$10,262
Liabilities to be Assumed
Current liabilities:
Accounts payable	$1,527	$1,519	$—
Accrued expenses and other liabilities	1,105	964	248
Taxes payable	849	132	25
Deferred revenue	2,158	1,254	246
Current portion of capital lease obligations	1,848	1,885	—
Loans payable	550	1,273	—
Due to related parties, net	12,251	10,704	3,228
Other liabilities	863	—	—
Total current liabilities	21,151	17,731	3,747

Deferred revenue	946	2,489	2,924
Capital lease obligations	3,081	3,338	—
Other long term liabilities	1,874	2,247	999
Total liabilities	27,052	25,805	7,670
Net assets to be acquired	$3,801	$7,806	$2,592

The accompanying notes are an integral part of the statements.

StarBand Latin America (Holland) B.V.

Statement of Revenues and Direct Costs and Operating Expenses

(Amounts in Thousands)

	Six months ended June 30,		Year ended December 31,
	2002	2001	2001	2000
	(unaudited)

Revenues	$5,669	$7,138	$9,874	$1,100

Operating expenses:
Costs of revenues	6,713	6,424	10,267	1,167
Selling and marketing expenses	334	247	994	398
General and administrative expenses	1,625	2,018	3,156	1,770
Depreciation and amortization	2,338	619	1,900	199
Impairment of long lived assets	—	—	—	2,091
Total operating expenses	11,010	9,308	16,317	5,625

Deficiency of revenues over operating expenses	$(5,341)	$(2,170)	$(6,443)	$(4,525)

The accompanying notes are an integral part of the statements.

STARBAND LATIN AMERICA (Holland) B.V.

NOTES TO STATEMENTS

(Information pertaining to the six months ended

June 30, 2002 is unaudited)

1.  Organization and Business Activities

StarBand Latin America (Holland) B.V. (the “Company” or “StarBand Latin America”), provides two-way, always-on, high-speed Internet access and telephony to residential and small office/ home office (“Soho”) customers in select countries in Latin America via satellite. The StarBand Latin America service provides high-capacity, high-speed transmission of data, audio, telephony and video to consumers and Soho subscribers. The Company offers stand-alone Internet access as well as a bundled product including telephony services.

StarBand Latin America currently provides satellite-based rural telephony services in Peru and Colombia as well as high-speed consumer Internet access pilot service in Brazil  and Peru. StarBand Latin America expects to work on a wholesale basis with Latin American Internet Service Providers (“ISP”), DTH TV companies and other service providers in Latin America to offer high- speed Internet access via satellite. Its targeted customers at the wholesale level are major media and ISP companies providing service to Soho and select consumer market segments in Latin America.

Organization and Formation

On April 14, 2000, Gilat Satellite Networks Ltd. (“Gilat”) acquired Global Village Telecom. Subsequent to the acquisition the name of Global Village Telecom was changed to Gilat-To-Home Latin America (Holland) N.V. (“GTH Latin America”). The legal entity known as StarBand Latin America was formed by GTH Latin America on March 27, 2001 with the acquisition of a Dutch holding company. The name of this holding company was changed on May 11, 2001 to StarBand Latin America (Holland) B.V. StarBand Latin America is comprised of certain operations, and the related assets and liabilities, of subsidiaries of GTH Latin America, which were transferred to StarBand Latin America based on the acquisition described below.

The Acquisition

On April 23, 2001, GTH Latin America and Gilat entered into an acquisition agreement relating to the acquisition of StarBand Latin America by rStar Corporation (“rStar”).  On December 31, 2001 the parties entered into a second amended and restated acquisition agreement.  On August 2, 2002, the acquisition of StarBand Latin America was completed and a closing agreement was filed by rStar with the Securities and Exchange Commission in the United States.  In accordance with the closing agreement, GTH Latin America and Gilat will contribute certain companies and assets to StarBand Latin America, subject to certain modifications and subject to government approval in Brazil, Colombia and Peru. In the event that the StarBand

Latin America is unable to secure such approval within nine months from the date of the closing agreement, this agreement calls for the transfer of 100% of the parent company of StarBand Latin America, Gilat-To-Home Latin America (Netherlands Antilles) N.V., to rStar, which is not subject to government approval. Until such time, the closing agreement calls for the transfer of the economic benefit of ownership to rStar.

At the closing, rStar purchased all of the outstanding stock of StarBand Latin America in exchange for 43,108,448 shares of rStar Common Stock. Gilat prior to the acquisition and tender offer beneficially owned 65.6% of rStar Common Stock and subsequently hold approximately 85% of rStar Common Stock.

Master Agreement

StarBand Latin America entered into a Master Agreement pursuant to which StarBand Latin America receives certain services and products from Gilat necessary to conduct its business in Latin America.  The master agreement, among other things provides for pricing for Gilat’s products and services at the lowest prices offered by Gilat.

2. Basis of Presentation

The statements of assets to be acquired and liabilities to be assumed and the statements of revenues and direct costs and operating expenses have been prepared in accordance with generally accepted accounting principles in the United States of America and in connection with the carve-out of the StarBand Latin America business as described below. As a result, these statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the subsidiaries transferred to StarBand Latin America from GTH Latin America, as management has determined that such financial statements would be misleading.

Carve-out

The statements have been prepared on a carve-out basis in order to represent assets to be acquired and liabilities to be assumed, as well as revenues and direct costs and operating expenses, which have been derived from the historical accounting records of Gilat and GTH Latin America and reflect significant assumptions and allocations. Though the Company was not formed until March 27, 2001, as discussed in Note 1, the activities of the Company, carved-out of Gilat and GTH Latin America, began prior to January 1, 2000. The assets acquired and liability assumed and statements of revenues and directs costs and operating expenses could differ from those that would have resulted had the StarBand Latin America business operated autonomously.

The statements of revenues and direct cost and operating expenses are presented for all periods as if they had been part of the Company’s business throughout each of the periods. StarBand Latin America business relies on GTH Latin America and Gilat to provide administrative, management, financing and other services and therefore, these statements include those expenses, which are directly attributable to the provision of such services toStarBand Latin America. Furthermore, these statements include an allocation of costs  associated with corporate overhead, salaries, benefits and administration, executive, financial, legal and human resources, as well as outside accounting and legal expenses. This allocation is based on management’s estimation and may not include all the expenses had the company operated autonomously.

The statements of assets to be acquired and liabilities to be assumed reflects the assets and liabilities of StarBand Latin America as June 30, 2002, December 31, 2001 and December 31, 2000  and do not necessarily reflect the actual assets and liabilities to be transferred to rStar on the closing date.

Restatement

From the time the parties entered the initial acquisition to the date of the closing of the agreement, certain amendments were made to this agreement, as a result of renegotiations regarding the entities comprising the Company and  due to certain government regulations requiring the transfer of entire entities, rather than only certain entity assets.  Based on these amendments, there have been significant changes to the reporting entity StarBand Latin America from the time the Proxy was filed to the acquisition closing.  For all periods presented, the statements of assets to be acquired and liabilities to be assumed and the statements of revenues and direct costs and operating expenses are based on the final amended acquisition agreement, as dated August 2, 2002.  Therefore, the statements initially presented in the Proxy statement, as of and for the year ended December 31, 2000, which were based on the initial acquisition agreement, have been restated in accordance with the final closing agreement.

The Company previously reported, total assets of $12.5 million, total liabilities of $650,000, net assets to be acquired of $11.8 million and a deficiency of revenues over operating expenses of $4.8 million as of and for the year ended December 31, 2000. Subsequent to the restatement, the Company is reporting total assets of $10.3 million, total liabilities of $7.7 million, net assets to be acquired of $2.6 million and a deficiency of revenue over operating expenses of $4.5 million as of and for the year ended December 31, 2000

3.  Summary of Significant Accounting Policies

  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less at the time of purchase to be cash equivalents except for restricted cash and cash equivalents. At June 30, 2002 and December 31, 2001 and 2000, the company had restricted cash of approximately $4,929,000, $5,223,000 and $0, respectively relating to a sale leaseback transaction (see Note 9).

Property and Equipment

Property and equipment includes network equipment, computers, office furniture and equipment, and leasehold improvements and are stated at historical cost. The costs of additions and leasehold improvements are capitalized, while maintenance and repairs are expensed as incurred. Property and equipment are depreciated using the straight-line method over estimated useful lives of three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

Property and equipment does not include assets that are held for sale in the normal course of business.

Other assets

Other assets consists, mainly of withholding taxes, prepayments and advances and are stated at cost.

Inventories

Inventories are stated at the lower of cost or market value. The company periodically reviews its inventory for impairment to cover risks arising from slow-moving items or technological obsolescence.

Deferred revenue

The Company records deferred revenue when the earnings process is not complete. Deferred revenue is accreted to income when it is earned in accordance with the relevant contract terms.

Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) 109, “Accounting for Income Taxes”. This statement prescribes the use of the  asset and liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax based assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be settled. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value. As the entities comprising the Company have a history of losses on a cumulative basis, no tax has been provided.

Commitments and contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company accrues for losses associated with obligations when such losses are probable and reasonably estimable.  Such accruals are adjusted as further information develops or circumstances change.

Revenue Recognition

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements. SAB No. 101 is effective in the fiscal quarter commencing October 1, 2000 and provides clarification of existing authoritative guidance with regard to the manner and timing of revenue recognition. The Company elected to adopt the guidance provided by SAB No. 101 effective upon the Company’s commencement of operations.

The Company receives revenue from the sale of equipment and for the provision of services, such as Internet access and telephony services. In accordance with SAB 101 the Company recognized revenues when both title and risk of loss transfers to the customer, provided that no significant obligations remain. Provisions, if material, are made for an estimate of product returns and doubtful accounts, based on historical experience. In situations where installation services are an integral component of the equipment use, revenue is recognized only upon such installation. The Company typically ships its goods on ex works or free on board (“FOB”) shipping point basis, therefore title passes to the buyer upon shipment. Service revenues are recognized when the services are rendered.

Impairment of Long Lived Assets

The Company assesses the impairment of long-lived assets, including intangible assets, in accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of (“SFAS No. 121”). SFAS No. 121 requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets’ carrying amounts. Intangibles are also evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities. The impairment loss of these assets is measured by comparing the carrying amount of the asset to its fair value less disposal costs with any excess of carrying value over fair value written off. Fair value is based on market prices where available, an estimate of market value, or various valuation techniques including discounted cash flow.

During the second quarter of 2000 the Company recorded an impairment charge of approximately $2.1 million related to telephony equipment in Peru.  The charge was based upon the Company’s analysis of projected cash flows, network capacity and cost to operate.

Stock Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations including FASB interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation” an interpretation of APB Opinion No. 25 issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of the grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No.123 “Accounting for Stock-Based Compensation,” established accounting and disclosure requirements using the fair value-based method of accounting for stock-based employee compensation plans.  As allowed by SFAS No. 123 StarBand Latin America has elected to continue to apply the intrinsic value method of accounting described above, and has adopted the disclosure provisions of SFAS No.123.

Recently issued accounting standards

In June 2001, the FASB issued SFAS No. 141, Business Combinations, (SFAS No. 141) and SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 is effective January 1, 2002.  As of the date of adoption of SFAS No. 141, the Company had not entered into any business combinations subject to the transition provisions of SFAS No. 141.  As of the date of adoption of SFAS No. 142, the Company expects to have no unamortized goodwill or unamortized identifiable intangible assets subject to the transition provisions of SFAS No. 142.  There is currently no anticipated impact of adopting SFAS No. 141 and No. 142 on the Company’s financial statements.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS No. 143).  SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.  The Company also records a corresponding asset which is depreciated over the life of the asset.  Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.  The Company is required to adopt SFAS No. 143 on January 1, 2003. The Company has not yet evaluated the impact of adopting SFAS No. 143; however, does not anticipate any significant impact on the Company’s financial statements.

In August, 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144).  SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company is required to adopt SFAS No. 144 on January 1, 2002. The Company has not yet evaluated the impact of adopting SFAS No.144; however, it does not anticipate any significant impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145,  “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”  SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13 “Accounting for Leases,” which will be adopted for transactions occurring subsequent to May 15, 2002.  The Company believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities.”  SFAS No. 146 addresses  significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) has set forth in the EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

4.  Due to Related Parties, Net

Related party debts are due to Gilat and various Gilat controlled entities.  These amounts are the net of certain liabilities, that are not transferring to rStar, which are to be eliminated using funds obtained from the collection of certain receivables and realization of certain assets that also are not transferring to rStar.

The risks and rewards of these assets and liabilities are with Gilat and therefore in the event that certain receivables are not collected or assets are not realized, there will be no change to net amounts due to related parties. It is the intention of Gilat to convert to equity or forgive any such net amounts that remain subsequent to the above mentioned collection of receivables and realization of assets.  In August 2002 related party debts of approximately $12 million were converted to equity, as discussed at Note 16.

5. Taxes Receivable

Taxes receivable consists of recoverable value added taxes paid to local governments upon the acquisition and importation of equipment required for the Company’s operations.  Such taxes may be offset against future value added tax credits generated from revenues in the local countries. The Company regularly reviews the collectibilty of such tax receivables.

6. Property and Equipment

Property and equipment consist of the following:

Amounts In (000’s)	Estimated	June 30	December 31,
	Useful Lives	2002	2001	2000
		(Unaudited)
Network equipment	5-7 years	$18,688	$19,581	$8,325
Computer, software	3-5 years	1,841	1,824	1,183
Leasehold improvements	5-7 years	1	1	89
Vehicles	3-5 years	88	88	36
Office furniture and equipment	5 years	62	143	56
		20,680	21,637	9,689
Less accumulated depreciation and amortization		(3,757)	(1,601)	(616)
		$16,923	$20,036	$9,073

Included in Network equipments as of June 30, 2002 and December 31, 2001 are assets under capital leases of approximately $5.2 million (see Note 9).

7. Loans Payable

The Company borrows money on a short-term basis at rates ranging from 2.35% to 6.5%. the amounts are typically due within 90 days. Total loans payable were approximately $550,000, $1,273,000 and $0 as of June 30, 2002, December 31, 2001 and 2000, respectively.

8.  Deferred Revenue

Deferred revenue is comprised of the following:

Amounts in (000’s)	June 30, 2002	December 31, 2001	December 31, 2000
	(Unaudited)
Government Grants	$1,907	$2,202	$2,924
Sale leaseback (see Note 9)	1,197	1,462	—
Other	—	79	246
Total deferred revenue	3,104	3,743	3,170
Less: short term portion	(2,158)	(1,254)	(246)
Long term deferred revenue	$946	$2,489	$2,924

The Company received a grant from Ossiptel (a Peruvian government agency responsible for the regulation of private investments in telecommunications development) relating to a concession to provide local telephony services to rural areas in Peru, involving the installation of telephone booths for public local and national long distance services. The contract was signed on December 2, 1998 and the concession has been granted for a period of twenty years. The total amount of the grant relating to the supply and installation of materials and equipment amounted to $4.1 million plus approximately $1.0 million to be received in 10 semi-annual installments to coincide with the five year operational phase which began in December 1999.  The Company is recognizing the grant into revenue over the five year operational phase.  The Company is obliged to operate the network for a period of five years and subsequent to this period, there is an option to acquire the network from the Peruvian government and operate it for the remaining 15 years of the concession period (see Note 14).

9.  Capital Lease Obligations

On September 28, 2001, the Company completed a sale leaseback transaction whereby the Company sold its Peruvian telephony network and other assets with a book value of approximately $3.6 million for approximately $5.2 million, resulting in a gain of approximately $1.6 million, which was deferred and is being accreted into income over the estimated useful life of the assets.  The lease is being accounted for as a capital lease.

The agreement requires the company to lease and operate the telephony network back from the seller for a period of three years for twelve quarterly payments of approximately $430,000.  At the end of the lease, the Company has an option to purchase the telephony network at the expected fair market value of approximately $540,000. In the event that the company does not exercise its option the seller will assess a penalty for approximately $522,000.  In connection with the lease the company was obligated to place the proceeds in a restricted account as a guarantee for the payments. Such amounts are included in restricted cash.

The following is a schedule of future minimum lease payments under capital leases as of December 31, 2001:

Amounts in (000’s)

2002	$1,885
2003	1,885
2004	1,885
Minimum lease payments	5,655
Less: Imputed interest at a rate of 5%	(432)

Present value of minimum lease payments	5,223
Less: current portion of capital leases obligations	(1,885)
Long term portion of capital lease obligations	$3,338

10.  Other Long-Term Liabilities

Other long-term liabilities are approximately $1.9 million, $2.2 million and $1.0 million at June 30, 2002, and December 31, 2001 and 2000, respectively. These amounts consist principally of amounts due to vendors and government agencies.

11. Fair Values of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, other assets, accounts payable and accrued expenses and other liabilities approximate fair value due to the short maturity of these items.  The Company estimated fair values of financial instruments based on broker rate quotes for the same or similar instruments.

12.  Stock Options

On April 22, 2001 the Board of Directors adopted the 2001 Long Term Incentive Plan, which provides for options to purchase the Company’s Common Stock, to employees, directors and consultants of the Company. The options generally become vested and exercisable over a period of 4 years and expire 10 years from the date of grant. There are 10 million shares of common stock reserved for issuance pursuant to the stock option plan.

On April 22, 2001 the board of directors granted 3,069,571 options to employees of the affiliated companies and of the parent Company in addition to certain former affiliates of the Company. These options are 10-year options with an exercise price of $0.15. Vesting is generally over a 4 year period, however certain options vested immediately upon issuance.

In accordance with FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation — An Interpretation of APB Opinion No. 25 (“FIN No. 44”) stock options issued to employees are accounted for under APB 25, whereas stock options issued to non-employees or employees of affiliated companies are accounted for under SFAS No.123 — Accounting for Stock-Based Compensation as interpreted by EITF 00-23 — Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44. Based on this interpretation, the fair value of the award at grant date has been reported as a stock dividend.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected dividend yield	0%
Expected stock price volatility	100%
Risk-free interest rate	5.0%
Expected option term	5 years

For purposes of calculating the stock dividend the Company has used the value of rStar Corporation’s common stock as quoted on NASDAQ on the grant date. The result is an estimated fair market value of the Company's common stock of $0.50 per share. Using the factors above the resultant fair value would be $0.44 or approximately $1,351,000 for the 3,069,571 options granted. Based on vesting, the stock dividend as of December 31, 2001 and June 30, 2002 would be equal to approximately $490,000 and $557,000, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

13. Concentrations of Credit Risk

The Company has one significant customer (greater than 10% of revenues).  For the years ended December 31, 2001 and 2000 and the six months ended June 30, 2002, revenues from significant customers represented 44.6%, 0% and 0%, respectively of the revenues.

14. Commitments and Contingencies

Legal Claims

On October 22, 2001, a suit was filed in the Orange County Superior Court in California, against Gilat, Gilat to Home Latin America N.V., rStar Corporation, Yoel Gat, Giora Oron and 100 John Does by STM Wireless Inc. claiming unfair competition and slander in connection with the award of a tender to perform work for OSIPTEL.  Gilat was served with process in this matter on November 7, 2001.  The suit involves claims in connection with an injunction issued in Peru against OSIPTEL ordering it to suspend the effects of issue of the concession under the tender awarded to Gilat.  Gilat has not been served with a ‘stop-work’ order in Peru, and is proceeding in performing the tender as awarded. As this suit is in the early stages, the Company is unable to determine probability of a negative outcome to this matter.

Leasing commitments

The Company has no long term lease commitments, other than the capital lease described in Note 9. The Company is currently using the Gilat’s headquarters in Florida and expects to enter into a lease agreement in the near future once the company determines its exact needs. Other space is leased on a month to month basis. Rent expense was approximately $66,000, $185,000 and $154,000 for the six months ended June 30, 2002 and for the years ended December 31, 2001 and 2000, respectively.

Satellite transponder capacity is also currently provided by Gilat. The Company anticipates entering into an agreement with Gilat to assign current capacity agreements for its customers or to negotiate new lease on more favorable terms.

Network acquisition

As discussed in Note 8, the Company has the option to purchase the network installed in Peru and operate this network for a period of 15 years.  At the current time the Company is assessing this option but has not yet made a final decision whether to exercise.

15. Cash Flow Information (unaudited)

StarBand Latin America’s primary source of financing has been funds and equipment provided by its parent company Gilat(see Note 4). The primary uses of funds have been operating losses. StarBand Latin America has also obtained funds through short term loans and equipment financing through banks (see note 7).

16.  Subsequent Events

Subsequent to the closing of the acquisition agreement, as described in Note 1, the Company converted approximately $12 million of the gross related party debt due to Gilat for equity in the Company, reducing the total liabilities to be eliminated through collection of receivables and realization of assets, as discussed in Note 4.  Additionally, rStar issued 43,108,448 shares in exchange for the 60,000,000 shares of common stock outstanding of the Company. Per the agreement all outstanding stock options were converted to options in rStar stock at a ratio of .6864 rStar options for each option in StarBand Latin America.